Exhibit 10.3

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (“Agreement”) is made as of December 31, 2005 (“Effective Date”), by and between ALCOA INC., a Pennsylvania corporation (“Seller”), and SGS International, Inc., a corporation organized under the laws of Delaware (“Purchaser”).

WHEREAS, Purchaser and Seller entered into an Acquisition Agreement dated November 11, 2005 (the “Acquisition Agreement”) pursuant to which Purchaser will acquire the Purchased Business, as such term is defined in the Acquisition Agreement;

WHEREAS, Purchaser desires that Seller provide certain temporary transition services to Purchaser, the Companies and the Subsidiaries (as each such term is defined in the Acquisition Agreement) related to the Purchased Business following the Closing Date, and Seller is willing to provide such services; and

WHEREAS, Section 10.02(g) of the Acquisition Agreement provides that the parties will enter into this Agreement as a condition to Closing the transaction.

NOW, THEREFORE, the parties agree as follows:

1. INTRODUCTION. For purposes of this Agreement and unless otherwise specified, capitalized terms not otherwise defined herein have the meanings given to them in the Acquisition Agreement.

2. SERVICES. Seller will supply and Purchaser will purchase the individual services listed in Schedule A (each a “Transition Service”) on the terms and conditions set forth herein. Schedule A sets forth the maximum time period and fee for each Transition Service. Any Transition Service requiring a third party consent is contingent on Purchaser obtaining such consent from such party. Seller agrees to provide or cause to be provided to Purchaser those Transition Services in accordance with the terms of this Agreement and subject to any conditions specified in Schedule A. In addition, Seller shall cooperate with Purchaser, at Purchaser’s expense and request, in transferring any Transition Service to Purchaser or an alternate supplier prior to the end of the Term.

3. FEES. The fee methodology for each Transition Service is set forth in Schedule A (“Fees”).

4. TAXES. Purchaser is responsible for and will pay any and all taxes or any other governmental charges (not including those based upon Seller’s income) which may now or later be imposed upon the purchase and sale or use of the Transition Services provided pursuant to this Agreement.

5. PAYMENT. Purchaser will pay for each Transition Service incurred by it in accordance with the terms hereof. Seller will invoice Purchaser on a monthly basis (except if specified differently in Schedule A) for Fees related to such Transition Service provided by Sellers during the prior month. Purchaser will pay all invoices related to the Transition Services provided in this Agreement within 30 days of the date of each invoice. Seller reserves the right to terminate this Agreement if Purchaser defaults on its payment obligations hereunder and fails to cure such default within ten days after receipt of written notice from Seller.

6. TERM. This Agreement commences on the Effective Date and will remain in effect through June 30, 2006 (the “Term”). Notwithstanding the foregoing, Schedule A sets forth the length of time that Seller is required to provide each Transition Service to Purchaser, and Seller’s obligation to provide such Transition Service shall expire on the earlier of the end of such length of time or the end of the Term.

7. TERMINATION. Purchaser may terminate any Transition Service at any time upon 15 days written notice to Seller or such other length of time as set forth in the Schedules hereto. Upon such termination, Purchaser will pay Seller the actual Fees for such terminated Transition Service up until the effective date of termination. Upon the termination of any Transition Services (including without limitation expiration of the Term), Purchaser will return to Seller, as soon as practicable, any equipment or other property of Seller relating to such Transition Service which is owned or leased by Seller and is then in Purchaser’s possession or control. If Purchaser breaches any of the terms of this Agreement in any material respect or fails to perform in any material respect any of its obligations under this Agreement, Seller shall give Purchaser written notice of such breach and, if Purchaser fails to cure such breach within ten days of receipt of such notice, Seller may terminate this Agreement in whole or in part.

8. LIMITATION ON SERVICES PROVIDED. Seller is excused from performing a particular Transition Service under this Agreement (i) when doing so would unreasonably interfere with the ability of Seller or Seller’s Affiliates to conduct business as currently conducted, provided that Seller shall provide Purchaser at least thirty days notice prior to the time it ceases providing such service; (ii) if a third party consent is required to provide such Transition Service and such third party refuses, delays in granting, or is unable to grant the required consent; or (iii) if and to the extent performance of such Transition Services results in a breach of any existing agreement of Seller or an Affiliate of Seller. In providing the Transition Services, Seller is not obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; (iv) pay any costs related to the transfer or conversion of Purchaser’s data to Purchaser or any alternate supplier of Transition Services; or (v) make any major capital investment, in Seller’s sole and absolute discretion, to provide or continue providing the Transition Services. Seller has no responsibility to verify the correctness of any information given to it by or on behalf of Purchaser for the purpose of providing the Transition Services.

9. LIMITATIONS OF SERVICES. At the conclusion of each transition period of each respective Transition Service, Seller will have no further obligation to furnish the Transition Service to Purchaser and will have no obligation to maintain the capability to furnish the Transition Service to Purchaser. It is Purchaser’s sole responsibility to arrange for another provider for each Transition Service to furnish the Transition Service to Purchaser that was previously provided by Seller. In the event that Purchaser fails to make such arrangements, or

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fails to make such arrangements in a manner that allows Purchaser to begin procuring the Transition Service from the other provider immediately after the conclusion of the respective transition period of the Transition Service set forth in Schedule A, then Seller, in its sole and absolute discretion, may, but is not obligated to, continue to furnish the Transition Service to Purchaser at a price equal to twice that otherwise provided herein for such Transition Service, and Seller shall retain the right to cease providing the Transition Service to Purchaser at any time after the conclusion of the respective transition period of each Transition Service.

10. FORCE MAJEURE EVENT. Force Majeure Event means any event or circumstance or combination of events or circumstances beyond the reasonable control of Seller that directly results in or causes a failure or delay by or hindrance to or interference with Seller’s fulfillment wholly or in part of any of its obligations under this Agreement, which circumstances cannot be overcome by the exercise of reasonable efforts by Seller. Without limiting the generality of the foregoing, Force Majeure Event includes the following events and circumstances to the extent that they satisfy the above requirements: riots, wars (declared or undeclared), insurrections, sabotage, rebellions, terrorist acts, civil disturbances, embargoes, blockages, acts of God, lightning, earthquakes, floods, storms, hurricanes, freezes, cyclones, tidal waves, tornadoes, unusual weather conditions, epidemics, plagues, explosions, chemical contaminations, fires, major equipment failures, strikes, lockouts, go-slows or other labor difficulties or labor shortages, a change in law, and interruptions of fuel supply, power, water, utilities, wastewater disposal or product distribution. Seller will have no liability to Purchaser for its failure to provide such Transition Service during the time when the provision of all or a portion of such Transition Service by Seller is prevented, hindered, delayed or rendered impracticable due to a Force Majeure Event, provided that during such Force Majeure Event Seller shall continue to provide all Transition Services under this Agreement to the extent reasonably possible. Seller will promptly give notice of any Force Majeure Event to Purchaser and will indicate in such notice the effect of such event on Seller’s ability to perform hereunder and the anticipated duration of such event. Neither the transition period of any Transition Service nor the Term will be extended due to the occurrence of a Force Majeure Event. If suspension of Seller’s performance continues for more than six consecutive months as a result of a Force Majeure Event, either party may terminate this Agreement by giving notice to the other party pursuant to the notice provision of the Acquisition Agreement.

11. THIRD PARTY LICENSES AND CONTRACTS. Purchaser is responsible for obtaining any supplemental licenses or third party consents necessary for Seller to provide Transition Services to Purchaser. Purchaser may, at its sole discretion, pay all required fees and expenses to obtain such required licenses and consents and, if Purchaser chooses not to pay such fees, then Seller may, at Seller’s sole discretion, discontinue the provision of the applicable Transition Service.

12. SUPPORT BY PURCHASER. Purchaser is responsible for providing all consumables required for the Transition Services (including but not limited to office supplies, computers, computer software, office equipment, copy and fax machines and the like) that are used on Purchaser’s premises by Purchaser’s employees or by Seller’s employees. Purchaser is responsible for security of all equipment in its possession.

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13. INDEMNITY. Purchaser will indemnify, defend and hold harmless Seller and its Affiliates, directors, officers, shareholders, employees and agents from and against any and all Losses resulting from a demand, claim, lawsuit, action or proceeding relating to any Person’s conduct in connection with the provision of Transition Services to Purchaser under this Agreement, provided that such Losses are not caused by Seller’s gross negligence or willful misconduct.

14. LIMITATION OF LIABILITY. NOTWITHSTANDING THE DEFINITION OF LOSSES UNDER THE ACQUISITION AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY SELLER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, UNDER NO CIRCUMSTANCES WILL SELLER OR SELLER’S AFFILIATES BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES) OF PURCHASER, ITS SUCCESSORS, ASSIGNS OR AFFILIATES, AS A RESULT OF, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE TRANSITION SERVICES PROVIDED UNDER THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT, CONTRACT, BREACH OF WARRANTY, INDEMNIFICATION OR OTHERWISE. IN ANY EVENT, SELLER’S LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED ONE HUNDRED THOUSAND DOLLARS $100,000.00, EXCEPT FOR LIABILITY ARISING FROM SELLER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. PURCHASER ASSUMES ALL OTHER LIABILITY FOR ANY LOSS, DAMAGE OR INJURY TO PERSONS OR PROPERTY ARISING OUT OF, CONNECTED WITH OR RESULTING FROM THE USE OF SELLER’S SERVICES, INFRASTRUCTURE OR PROPERTY PURSUANT TO THIS AGREEMENT OR THE TRANSITION SERVICES PROVIDED UNDER THIS AGREEMENT EITHER ALONE OR IN COMBINATION.

15. SUBROGATION. In the event any liability arises from the performance of Transition Services hereunder by a third party contractor for which Seller may be liable, Purchaser, the Companies and the Subsidiaries are subrogated to such rights, if any, as the Seller may have against such third party contractor with respect to the Transition Services provided by such third party contractor to or on behalf of the Seller.

16. DISCLAIMER OF WARRANTIES. SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY REPRESENTATION OR WARRANTY AS TO THE QUALITY OR CONDITION OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE TRANSITION SERVICES TO BE PROVIDED UNDER THIS AGREEMENT. SELLER DOES NOT WARRANT THAT THE SYSTEMS CONTEMPLATED UNDER THIS AGREEMENT WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL ERRORS WILL BE CORRECTED. SELLER IS NOT RESPONSIBLE FOR PROBLEMS CAUSED BY FAILURE OF SYSTEMS.

17. PROCEDURES. All of Purchaser’s users of Seller’s Transition Services must comply at all times with this Agreement and with Seller’s IT policies and procedures that are applicable to a Transition Service if such policies and procedures apply to both Purchaser and the Seller’s

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business units. All of such current IT policies and procedures are set forth on Schedule B hereto, and Seller will provide Purchaser with the same notice of any future policies, procedures, or enhancements that it provides to its other business units. Purchaser will comply with all requirements of such policies or projects or enhancements. Purchaser will continue to provide data and information necessary for Alcoa to provide the Transition Services to Purchaser consistent with the manner and format in which such data and information is currently provided.

18. NOTICES. All notices, request, demands (including claims for indemnification and other communications) arising under this Agreement will be given in accordance with such provisions contained in the Acquisition Agreement.

19. DISPUTES. The parties will use Best Efforts to resolve disputes related to this Agreement. If the dispute is unable to be resolved by using Best Efforts then parties hereto may refer such matter in dispute to an arbitrator for resolution by sending a written notice setting forth the matter which requires resolution to an arbitrator and to the other party. Any such controversy or claim in connection with this Agreement, including its validity, interpretation, application, scope, enforceability, performance, breach and termination, shall be settled by in accordance with Commercial Arbitration Rules. Notice of arbitration shall be deemed proper if made in accordance with Section 18 of this Agreement. Seller and Purchaser agree that the arbitrators have no authority to: (i) award relief in excess of what this Agreement provides; or (ii) award punitive damages or any other damages not measured by the prevailing party’s actual and direct damages. The parties agree that the arbitrators are hereby authorized to consult with and employ attorneys, accountants or experts that may be deemed necessary to assist them in determining issues or matters of law arising in the course of the arbitration proceedings. The costs and fees shall be determined in the sole discretion of the arbitrator and may be assessed or apportioned to either or both of the parties in the award. The results of any such arbitration proceedings shall be final and binding upon the Parties and shall not be subject to appeal. Such arbitration shall be held in Pittsburgh, Pennsylvania. Judgment upon the award rendered may be entered in any court having jurisdiction, or an application may be made to any court for a judicial acceptance of the award and an order of enforcement, as the case may be.

20. CONFIDENTIALITY. Purchaser and Seller will maintain as confidential and not disclose to any third party any Confidential Information provided by the other in the performance of this Agreement. Confidential Information includes all processes, know-how, methods, software (including source and object code), drawings, data, reports, plans, documents, business secrets and confidential information of any kind written or unwritten pertaining to the business of Seller or Purchaser, as applicable, which is non-public (“Confidential Information”). This Agreement does not apply to Confidential Information which:

(a)	can be demonstrated to have been in the receiving party’s possession prior to receipt from the disclosing party;

(b)	is or becomes generally available to the public without breach of this Agreement;

(c)	becomes available to the receiving party from a third party which has the legal right to disclose such information; or,

(d)	can be shown to have been developed by the receiving party independent of disclosures under this Agreement.

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Upon 10 days written request of the disclosing party, the receiving party will return all copies of Confidential Information to the disclosing party in accordance with the notice provision of the Acquisition Agreement.

21. SELLER’S DATA SYSTEMS. Seller’s data systems, procedures and related materials provided to Purchaser are for Purchaser’s internal use only and only as related to the Transition Services of any of the underlying data systems used to provide the Transition Services. Title to all data systems used in performing the Transition Services provided hereunder will remain with Seller or Seller’s third party vendors unless explicitly provided otherwise in the Acquisition Agreement. Purchaser will not copy, modify, reverse engineer, decompile or in any way alter data systems without Seller’s express written consent.

22. GENERAL.

(a) Waiver. The failure of a party to require performance of any provision hereof will not affect its right at a later time to enforce the same. No waiver by a party of any term or warranty contained herein will be effective unless in writing. No such waiver in any one instance will be deemed a further or continuing waiver of any such term, covenant, representation or warranty in any other instance.

(b) Assignment. This Agreement is not assignable, in whole or in part, by either party without the prior written consent of the other. Notwithstanding the foregoing, an assignment in accordance with this Agreement will not relieve a party of its obligations, commitments, liabilities, or responsibilities under this Agreement. Any assignment of this Agreement in violation of this Section is null and void.

(c) Successors and Assigns. This Agreement inures to the benefit of, and is binding on and enforceable against, the successors and permitted assigns of the respective parties hereto.

(d) Independent Contractor. No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication.

(e) Amendment. This Agreement may be amended only by another written agreement duly executed by the parties.

(f) Headings. The headings in this Agreement are for convenience of reference only and will not affect its interpretation or construction. Unless otherwise indicated, section references are to sections of this Agreement.

(g) Entire Agreement. This Agreement, as to its subject matter, exclusively and completely states the rights and duties of the parties, sets forth the parties’ entire understanding, and merges all their representations and promises. The schedule attached to this Agreement is incorporated in this Agreement and made a part hereof for all purposes.

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(h) Survival. All payment, confidentiality and indemnity obligations will survive the expiration or early termination of this Agreement.

(i) Governing Law. The laws of the Commonwealth of Pennsylvania govern the validity, interpretation, construction, and effect of this Agreement, without regard to its laws or regulations regarding choice of law.

[signature page to follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers.

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SCHEDULE A

TRANSITION SERVICES

See Attached.

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SCHEDULE B

IT POLICIES and PROCEDURES

Computer Use Policy

NADC Policies and Procedures

RFC0017 (Corporate Information Security Policies)

2006 NADC/TDC SLAs with SGS

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Service Schedule 1

United States

Accounting and General Administration

1.	Schedule #: 1

2.	Functional Area: Accounting and Administration

Start Date: 1-1-2006

End Date: 6-30-2006

3.	Summary of Services:

Alcoa will continue to provide the Purchased Business with the accounting and general administration services outlined in the table below in order to transition the Purchased Business from Alcoa to SGS International, Inc. in accordance with the Agreement. SGS International, Inc. may terminate any of the services herein upon 30 days’ advance written notice prior to the end of the month in which such service is to be terminated.

Service Name	Description/Other Matters

Credit Analysis and Collections	See Exhibit A

General ledger	Maintain the general ledger and provide standard financial statements and management reports consistent with the existing procedures, deadlines, schedules, processes and policies including: maintenance and mapping of chart of accounts; maintenance of the GL applications; processing certain sub-system journals, maintaining general ledger application, security, and access.

With the exception of sales and use tax accounts, which will be reconciled by state and locale, Alcoa will not reconcile any other general ledger accounts to detail. However, Alcoa will provide all details for Buyer to perform monthly account reconciliation.

Agreement also includes 30 days advance notice by SGS International, Inc. for termination of transition services.

Services not covered are subject to an additional $100/HR fee and include but are not limited to the following:

creation of Oracle Discoverer queries and non-standard FSG Oracle reports; performing account reconciliations after sale date.

General Accounting Entries

Post transactions to all general ledgers which include: manual/recurring journals as well as mass allocations.

Note: compiling and posting depreciation on fixed assets will only occur for the first two months from the effective date above (January and February 2006 only).

Exhibit A

Services not covered are subject to an additional $100/HR fee and include but are not limited to the following: compiling financial analysis to record manual/recurring journals.

Fixed Asset Register and Depreciation expense reporting	Provide electronically a list of capitalized assets and applicable information.

Audit Documentation	Provide an electronic copy, in Word format, of SGS ASAT and Compliance Testing documentation that currently resides in STARS. Although Alcoa will not have responsibility for assisting SGS in maintaining their audit documentation, SGS will have to continue to adhere to Alcoa standards as they relate to maintaining strong internal controls (i.e. maintaining proper segregation of duties while continuing to utilize Alcoa systems)

Cash & Treasury Management	N/A

Risk Management	N/A

Travel & Expense	N/A

Payroll Processing	N/A

Real Estate Services	N/A

Sales & Use Tax Filings	Prepare returns for activities commencing in January 2006 and continuing through June 30, 2006. These services include preparing the returns based upon the information supplied by the Purchaser, filing required electronic returns and forward to SGS to allow timely filing and payment of the returns. These services also include responding to notices from taxing jurisdictions concerning those returns prepared by Alcoa Inc.*

Remit Sales and Use taxes provided however, that Alcoa will not disburse any funds on behalf of Buyer until Alcoa has been pre-paid by Buyer in the amount equal to funds to be disbursed.

State & Federal Income Tax Filings	N/A

Property Tax	Prepare returns for personal property tax returns due January 1, 2006 and continuing through those returns due June 30, 2006. These services include preparing the returns based upon the information supplied by the Purchaser and forwarding to SGS to allow timely filing of the returns.*

Franchise Tax	N/A

Offsite Records Storage	N/A

*	These services do not include activities such as audit representation, or consulting services. These services would be available at additional costs to the Purchaser.

Exhibit A

4.	Total Fees:

Alcoa’s current Fees, which include Canadian charges, (which shall be invoiced monthly for the services provided) are indicated below:

General Ledger and Accounting (6 months)
Fixed Asset accounting & depreciation (First 2 months only)		Months 1 and 2: $24,500; Months 3 through 6: $21,500, plus $100.00 per hour for additional services, reports, requests or modifications.

	Monthly
Sales and Use Tax Filing Services	$5,000
Property Tax Filing Services	$4.000

Cost for Sales and Use Tax and Property Tax filing services not included: $150/hr.

5.	Project Manager Contact Information:

SGS:

Name: Lisbeth Perez

Title: Financial Coordinator

Phone: 502-634-5212

Email: lis.perez@alcoa.com

Alcoa:

General Ledger

Name: Bob Grguras

Title: Financial Accounting Services Supervisor

Phone: 412-553-2500

Email: Robert.GrgurasJr@Alcoa.com

Credit/Collections

Name: Hank Cochran

Title: Manager: Alcoa Global Credit Process

Phone: 412-553-2041

Email: Hank.Cochran@alcoa.com

Accounts Receivable/Cash & Treasury Management

Name: Myron Safritt

Exhibit A

Title: Manager Global Accounts Receivable and Express Credit

Phone: 412-553-4880

Email: Myron.Safritt@alcoa.com

Tax

Name: William Poad

Title: Financial Shared Services

Phone: 412-553-4499

Email: William.Poad@alcoa.com

Exhibit A

GBS Service Level Agreement Template Rev. 1.5

GBS Service Level Agreement

This Service Level Agreement stands as a GBS/Customer agreement to describe on-going support or transactional services offered by GBS to its business customers.

Agreement Information

Agreement Number:
Start Date:	End Date:
GBS Process Area:	Region:
Revision Number:	Revision Date:
Revised By:

Service

Service Name:	Service Owner:
Service Description:

Customer Information

Customer Name:	Role:

SLA Scope:	BU / RU:

Accountabilities

Service Provider:

Customer:

Expected Performance Outcomes

Business Objective:
Metric(s):

Price

LBC/Dept:	Pricing Type:

GBS Service Level Agreement Template Rev. 1.5

Unit Price:		Benchmark Price:

Total Price:		Project Number:

Sign-Off

Requesting Customer:		Date:
Customer Budget Approver:		Date.
GBS Service Owner:		Date
GBS Budget Owner:	R. Totten, M. Safritt	Date:

Addendums

Linked or Attached
Documents:

Additional Information

Service Schedule 2

Human Resources and Benefits

Transition Services

1.	Schedule #: 2

2.	Functional Area: Human Resources and Benefits

Start Date: January 1, 2006

End Date: March 31, 2006, unless Purchaser notifies Seller at least two weeks prior to the last day of the current payroll period that it intends to terminate these services; provided, however, that it may take up to six weeks to terminate services, depending upon vendor requirements.

3.	Summary of Services:

Seller will provide the Purchased Business with human resources consulting and benefits transition services while payroll transition services are in effect. All such services will be performed in a manner consistent with Seller’s policies and procedures. Nothing in this document shall prohibit Alcoa from making any changes in policies and procedures going forward.

a. Health and Welfare Transition Services:

1) In order for H&W transition services to be provided, the Buyer must clone and adopt the same plans currently maintained by the Seller for the following:

•	Medical

•	Prescription Drug

•	Dental

•	Vision

•	Life Insurance and AD&D (will require Buyer to establish a separate contract with the vendor)

•	Short and Long Term Disability (will require the Buyer to establish a separate contract with the vendor)

•	Flexible Spending Accounts

Note: the following misc. benefits will not be included in transition services: tuition reimbursement, adoption assistance, 25 year vacation, business travel and accident, the employee assistance program, long term care insurance and any other fringe benefit.

2) Buyer will be responsible for any government filings, such as the annual Form 5500, and any tax filings. Alcoa will provide the Buyer with the data that is needed to prepare such filings. Buyer is also responsible for complying with all other applicable laws and regulations, except as specifically provided in this Schedule.

Exhibit A

3) While the Buyer is responsible for providing the Transferred Employees Summary Plan Descriptions for the transition services period, Alcoa’s HR will provide assistance by sharing current documents with Buyer.

b. Savings Plan Asset Transfer:

Seller shall assist in the transfer of assets to Purchaser’s plan provider. Purchaser will adopt a plan, contract with a vendor, establish the Trust Fund and handle any required government filings.

c. Human Resources Services:

Seller shall provide human resources services as further described below at the election of the Buyer.

Service Name	Description/Other Matters

Health and Welfare Transition Services	Terms of Health and Welfare Transition Services:

•      Enrollment and Eligibility processing. Seller will provide services to enroll new hires into health and welfare plans as well as process status changes. Seller will transmit eligibility data to carriers.

• Employee contributions/deduction processing: Seller will withhold employee contributions per employee elections.

• Carrier Remittance: Seller will utilize current systems to process vendor invoices of claims, administration fees and premiums for insured benefit coverages on behalf of Buyer.

• Customer Service- Seller will continue to make available current self service administration systems as well as outsourced customer service call center for employee issue resolution.

Savings Plan	The scope of the Savings Plan Administration Services shall include:

• Plan to plan transfer of assets.

Human Resources Services	Alcoa will also provide HR services of Dennis Hadley, who shall be dedicated to Purchaser. Such services are considered to be above and beyond the normal transfer of information and data to Purchaser and Purchaser’s vendors

Exhibit A

4.	Total Fees:

a.	H&W Transition Services:

•	Monthly Hewitt administration and processing Fee: $10/employee/month. Buyer and Seller agree to split 50/50 any third party consultant costs relating to transitioning of like-kind health and welfare benefits services to Buyer’s vendor. Seller agrees to pay 100% of third party consultant costs not directly related to the transitioning of like-kind health and welfare benefits services to Buyer’s vendor.

•	Monthly vendor administration fees and claims reimbursement: For period of transition and for run out claims through 12/31/06, Buyer will reimburse Alcoa 100% of actual expense plus interest at the rate of LIBOR plus 25.

•	Transition Services Vendor Implementation and Post Transition Service Support to new vendors: All Seller vendor charges will be passed on to Buyer at cost. Alcoa support to manage any such transition to new vendors will be subject to the Consulting Fee listed below.

•	H&W Consulting Fee: $200.00 per hour. The Health and Welfare Consulting Fee is for any services provided by Seller to Buyer that are not set forth in Section 3 “Summary of Services”. Seller will only provide Health and Welfare consulting services after first obtaining the prior consent of Buyer.

b.	Savings Plan

•	Billing related to the time and expenses for the internal services provided by Alcoa at the rate of $200 per hour.

•	Pass-through billing for the services provided by Alcoa’s outsourced vendors in relation to the transfer of plan assets.

•	All fees associated with the establishment of this new plan with the new plan’s vendors will be paid directly by Purchaser.

c.	Human Resources

•	At their election, Purchaser will pay a fee equal to 100% of Dennis Hadley’s salary, benefits and related overhead costs incurred in support of Purchaser plus reasonable expenses for travel incurred in the course of providing Services.

5.	Project Manager:

Purchaser:

Name: Dennis Hadley

Title:

Phone:

Email:

Exhibit A

Seller:

Payroll Processing:

Name: Jeff Seiffert

Title: Manager, HRMS Operations

Phone: 412-553-2466

Email: Jeff.Seiffert@alcoa.com

Seller:

General Human Resources:

Name: Donna Zigray

Title: HR Manager, M&A

Phone: 412-553-2439

Email: Donna.2igray@alcoa.com

Exhibit A

Service Schedule

Procurement and ReqToPay

1.	Schedule #: 3

2.	Functional Area:	Procurement and ReqToPay

	Start Date:	January 1, 2006

	End Date:	June 30, 2006

3.	Summary of Services:

Alcoa will continue to provide the Purchased Business with procurement and accounts payables services listed below in order to transition the business to SGS International, Inc. in accordance to the Agreement. SGS International, Inc. may terminate any of the services herein upon 30 days’ advance written notice prior to the end of the month in which such service is to be terminated.

Service Name	Description/Other Matters
Accounts Payable Matching	Match vendor invoices with goods or services received

Accounts Payable Disbursement	Disburse funds for approved transactions. Until SGS International, Inc. takes ownership of the separate disbursement account, it will fund to Alcoa on a weekly basis, any accounts payable disbursements that Alcoa has issued on SGS International, Inc.’s behalf. Alcoa will advise SGS International, Inc. the amount of the issuance and the account this money should be wired to. Once SGS International, Inc. assumes ownership of the disbursement account, Alcoa will reimburse SGS International, Inc. for an accounts payable disbursements funded by SGS International, Inc. which have not yet cleared the bank account. A/P disbursements will continue to be made against matched vendor invoices submitted to the Pittsburgh post office box as well as invoices such as freight and utility bills submitted to the non-purchase order post office box. A/P disbursements currently initiated by the Alcoa Mall “Delta Process” and recurring payments schedules will continue to be made. A/P payments will continue to be recorded in and Purchaser will have access to “Alcoa Direct”. Wire transfer and e-voucher requests will continue to be processed in the manner they were processed as of the Closing.

Alcoa will not disburse any funds on behalf of Buyer until Alcoa has been pre-paid by Buyer in the amount equal to funds to be disbursed. Alcoa will process Wires and Evouchers on a one-off basis but only after pre-payment has been received for those transactions. Orbian payments will be converted to EFT or check. The payment/process for Freight and utility bills will also fall under the above prepayment process within the SGS operating unit.

The process will work as follows: Alcoa will disburse funds once per week. Alcoa will notify Buyer of the amount of disbursements it intends to make on that day and will request that Buyer instruct its banks to fund Alcoa’s disbursement account. Once notice is received that the disbursing account has been funded, Alcoa will instruct its disbursing bank to release the payments.

Vendor Management	Provide interim vendor management with respect to existing vendors that supply materials, equipment, and/or services for the Purchased Business.

Alcoa Mall	Effective January 1, 2006, Alcoa will not provide access to the corporate managed catalog on the Alcoa Mall. However, Alcoa will continue to provide access to and support for Oracle iProcurement to SGS International, Inc. in order to access their specific catalogs.

Verizon Wireless	Allow SGS International, Inc. to continue to use current Verizon Wireless phones for as long as SGS International, Inc. is maintained in the Alcoa General Ledger. Alcoa will not terminate service without 30-day notice to SGS International, Inc..

4.	Total Fees: Accounts Payables Service: Procurement Services:	$15,900/mo. $9,000/mo.

5.	Project Manager:

SGS International, Inc.:

Name: Dave T. Atherton

Title: Director EHS, Procurement, and Engineering

Phone: 502-634-5228

Email: Dave.Atherton@alcoa.com

Alcoa:

Name: Bill McGrath

Title: Director, Solutions & Processes, Procurement Center of Excellence

Phone:412-553-4792

Email: bill.mcgrath@alcoa.com

Service Schedule 4

Information Technology (IT)

1.	Schedule #: 4

2.	Functional Area: Information Technology

Start Date: 1-1-2006

End Date: 6-30-2006

3.	Summary of Services:

Alcoa will continue to provide the Purchased Business with the information technology services listed in the table below and attachments IT-01 to IT-03 attached hereto in order to transition to SGS International, Inc. in accordance with the Agreement. The information technology services listed below may be terminated by Purchaser upon two weeks’ advance written notice for internally-provided services, and upon four weeks’ advance written notice for externally-provided services.

Telecommunications
Services and equipment for voice and data	Provide telecommunication services and equipment for both voice and data. Includes WAN management and support, networking equipment, PBXs, audio-conference services, and Internet Access and Filtering. Voice and PBX is for US locations only.

WAN management and support	Provide general management and support of wide-area network

Exhibit A

Network equipment	Permit use and provide maintenance of Network equipment Including, but not limited to equipment leased from Cisco Systems Capital, Comdisco, Inc., ePIus Group, Inc. and Merrimak Capital Leasing Co.

PBX (US only) and other Voice Services	Maintain and provide access to and use of telecom service over standalone phone system (which will include independent lines, a dedicated switch and a voice mail system).

Audio-conference Service	Continue to permit SGS International, Inc. to use Genesys audio-conferencing service

Web Conferencing Service	Continue to permit SGS International, Inc. to use WebEx web-conferencing service

Internet access and filtering	Provide internet access and filtering

VPN Services	Maintain and provide remote access to corporate network (include email and other service based applications) using Virtual Private Network connection.

Use of AT&T circuits (voice and data) and Long Distance	Use of AT&T Circuits (data and voice) and Long Distance for North America.

Computer services, use and technical support from NADC and TDC	Computer services, systems, use, and technical support for supported platforms from North American Data Center (NADC) and Tennessee Data Center (TDC) consistent with service and usage levels provided to internal users of these services

Base Infrastructure Services	Base infrastructure services include email, standard business productivity tools, file and print, NA help desk, computer operations, account administration, and problem management and resolution. Current service level agreements as specified in the NADC products and services catalog will be maintained. Buyer must maintain compliance with all Alcoa computing policies and standards.

E-mail	Host, maintain, and provide access to and use of email servers (hardware and software).

File / Print	Provide filing and printing

Exhibit A

NADC Help Desk	Access to and services from NADC Help Desk

Telecommunications Contracts (c)	See Attachment IT-01 for detailed procedures for transition of vendor relationships

Assistance with Computer equipment lease assignments (c)	See Attachment IT-02 for detailed procedures for transition of vendor relationships

Assistance with Software License Transfers ( c )	See Attachment IT-03 for detailed procedures for transition of vendor relationships

Adobe

DataDirect Technologies (ODBC Oracle 7 Drivers)

Microsoft Licenses

Enterprise Agreement Licenses (OS

Upgrades, Office, Client Access licenses, etc.)

Select Agreement Licenses (Project, Visio, FrontPage, etc.)

NetManage (Chameleon / ViewNow)

Oracle Licenses

Symantec (Norton Anti-Virus)

Veritas (Backup Exec w/ Autoloader)

WinZip

Access to Application Software	Host and provide access to the following software applications: Oracle Software v 11.5.10 (EBS); all current software applications residing on the Alcoa AS/400 platform. SGS employees and external clients will have access to all current software applications required to access, use and maintain the Flexstor digital asset management system residing in the NADC.

Systems / Data Migration	Beginning in January 2006, provide information and assistance in connection with migration of data, including, without limitation, financial, HR, procurement, EHS and IS data, and software to new systems in a timely manner at no additional charge

Exhibit A

(a) Technical Consulting services for upgrades and/or additional services may be provided on a time and materials basis but must maintain compliance with NADC and EDC standards and policies.

(b) Programming Services may be provided on a time and materials basis.

SGS International, Inc. desires to transfer existing agreements, licenses and / or equipment leases.

4.	Performance Standards: Service delivery and performance will continue as per current Service Level Agreements in place between Alcoa GBS-IS and Southern Graphics Systems, Inc.

5.	Total Fees:

Alcoa’s current Fees for the Services provided hereunder are outlined below.

Information Services
2.0	3rd Level Support for Discoverer Reporting	$900	$75
2.1	AlcoaDirect Production Services (Converson of Flexstor 3-6 months)	$34,659	$2,888
2.2	Base Infra-Non Qualified (Macintosh - Internet, E-Mail)	$335,040	$27,920
2.3	Base Infrastructure Charges (Windows PC - Internet, E-Mail)	$237,951	$19,829
2.4	EBS Base Charges - Unique User ID	$22,860	$1,905
2.5	EBS Base Plus Charge - One Bundle Access	$61,880	$5,157
2.6	EBS Expanded Base Charges - Two or More Bundles	$90	$7.50
2.7	EBS Good for All Chargebacks	$69,900	$5,225
2.9	EBS Premium Services	$60,500	$5,041
2.10	EBS Training	$2,938	$245
2.11	INTEGRATION SERVICES EBS SUPPORT CHARGES	$15,000	$1,250
2.12	INTEGRATION SERVICES LEGACY SUPPORT	$0	$0
2.13	Microsoft Licensing & Maintenance (not needed after licenses transferred to SGS)	5104,631	$8,719
2.14	NADC Chargebacks for Centrex, including Pagers	$120	$10
2.15	NADC Chargebacks for NA Network Services	$2,892	$241
2.16	NADC Chargebacks for Wireless Communications (3-6 months)	$0	$0
2.17	NADC EasyLink Fax Support	$3,152	$263

Exhibit A

2.18	NADC EMSolution Web Sites	$1,104	$92
2.20	Oracle Licensing & Maintenance	$35,399	$2,950
2.21	PASSWORD RESETS PROCESSED THROUGH HELP DESK	$2,824	$35
2.24	SGS Acquisition	$240	$20
2.25	TENNESSEE DATA CENTER AS400 CHARGEBACKS (3-6 months)	$344,400	$28,700
2.26	TENNESSEE DATA CENTER MAINFRAME CHARGEBACKS	$0	$20
2.27	Unix Platform charges for Application Base (Flexstore digital asset management system)	$101,171	$8,431
2.28	VENDOR Appl Support	$1,200	$100
2.29	VPN SERVICE (3-6 months)	$0	$0
	Information Services Sub-TOTAL	$1,438,850	$119,904
9.01	AS/400 Hardware / Software Maintenance	$33,188	$2,766
	Information Services TOTAL	$1,592,038	$132,670

Charges for services will be at the monthly rate as above for the month in which such service is provided.

Note (a): Microsoft Licenses are to be transferred on Day 1 and SGS will pay costs directly to Microsoft. If the transfers have not occurred by Day 1, Microsoft Licensing and Maintenance will continue to be charged at an annual rate of $117.96 / PC.

Note (b): Alcoa will provide an electronic copy, in Word format, of SGS IS / IT ASAT and Compliance Testing documentation that currently resides in STARS. Alcoa will NOT transfer licensing of STARS, but SGS is free to work with Marsh to secure their own licensing arrangements.

6.	AS/400 Services:

Alcoa will provide SGS with an IBM iSeries (AS/400) model 730 and associated back-up tape device. The system will be built to replicate the current SGS AS/400 environment running on Alcoa’s iSeries model 840, located in the NADC’s Tennessee Data Center. After the closing date, the AS/400 and associated back-up tape device will be shipped to the SGS Louisville facility.

Note (a): The iSeries environment will include all applicable hardware and software facilities, including IBM, other 3rd party and Alcoa-written operating system software and utilities. All current SGS applications will be installed in the environment.

Note (b): Alcoa will deliver the hardware and software to SGS on an “as-is” basis with no warranties or guarantees. Alcoa will be available to provide technical support on an as-needed basis. Services will be charged at a rate of $80 / hour.

Note (c): Alcoa will work with SGS to plan and schedule the orderly deinstallation, packing, shipping from the TDC to Louisville, KY, unpacking and reinstallation of the AS/400 environment.

Exhibit A

Note (d); Alcoa will provide on-site technical support at the SGS Louisville, KY facility during the reinstallation phase. Services will be charged at a rate of $80 / hour.

7.	Project Manager:

Southern Graphics Systems, Inc.
Name:	Gary E. Bernier
Title:	Corporate Director of Technology & Innovation
Phone:	502-634-5265
Email:	gary.bernier@alcoa.com
gebernie@sgintl.com

Alcoa:
Name:	Donald E. Feather
Title:	Manager, Tennessee Data Center
Phone:	865-977-2424
Email:	don.feather@alcoa.com

8.	Software: If consent is granted by the Licensor, Alcoa will transfer the following software licenses in the amount as currently used by the SGS Business prior to Closing:

Software Application – See Attachment IT-04	Source Code Y/N
Oracle Software v 11.5.8 (EBS)	No
PeopleSoft Software	No
AlcoaDirect Software	No
EHS Software	No

Exhibit A

Attachment IT-01

IT Telecommunications Data / Voice Process

Audio-conferencing (Genesys is the preferred provider.)	Transfer responsibility prior to the end of the applicable transition services period, or cancel service at such time.	Obtain list of users. Communicate action to provider.

Cell phones (Verizon Wireless is the preferred provider, AT&T Wireless, other local service providers.)	~~Cancel service~~. See Schedule 3 (Procurement)	Obtain list of telephone numbers. Individual contract expiration date and termination clause should be reviewed. Termination penalties may apply.

Circuits (AT&T data and voice)	Use during transition services period. At the end of such period, circuits to be disconnected.	Orders issued to service provider to disconnect. Thirty-day cancellation notification required. Jack Novak in Pittsburgh coordinates.

Long Distance (AT&T)	Use during transition services period. At the end of such period, service to be disconnected.	If an AT&T contract exists with the acquiring party, service may transition. If not, the acquiring party may negotiate a new contract. Service to be transitioned or phased out over time.

Attachment IT-02

IT Hardware Lease Assignments

Cisco Systems Capital Corp.	Use during transition services period, during which time lessor may agree to transfer assuming acquiring party has acceptable credit.	Obtain asset listing from Liz Kain. BU Legal representative works with lessor and acquiring party to transfer leases.

Comdisco, Inc.	~~Remaining assets should be bought out or returned at the time of divestiture~~. Use during transition services period, during which time lessor may agree to transfer assuming acquiring party has acceptable credit.	N/A

ePlus Group, Inc.	Use during transition services period, during which time lessor may agree to transfer assuming acquiring party has acceptable credit.	Obtain asset listing from Liz Kain. BU Legal representative works with lessor and acquiring party to transfer leases.

Merrimak Capital Leasing Co.	2/14/03, lessor agreed to reassign assuming acquiring party has acceptable credit.	Obtain asset listing from Liz Kain. BU Legal representative works with lessor and acquiring party to reassign leases.

Notes:
Most lessors will agree to a transfer or reassignment if they perceive a business opportunity with the new owner and their cost to transfer or reassign is small compared to the value of the equipment.

Reassignment of a lease (vs. transfer) to the acquiring party leaves Alcoa ultimately obligated to perform under the lease should the assignee not perform.

Attachment IT-03

IT Software Lease Transfer Requirements

Adobe Transfer of Ownership form must be submitted to Adobe. Will need the number of licenses by Adobe product you need to transfer along with the name, address, city/state and contact information for the new company. This paperwork will also need to contain both a signature from Alcoa as well as a signature from the new entity. Paperwork will be submitted by the Enterprise Software Licensing Team in Pittsburgh to the vendor. Original license must have been purchased under Alcoa’s Adobe Agreement through our reseller, Softmart.
Adobe	Acrobat, Pagemaker, Illustrator, Photoshop, etc.	Yes	Based on version purchased

DataDirect completes an assignment letter requiring 1) Full corporate name and address of the assigning company; 2) Full corporate name and address of the assignee company; 3) Software being transferred, number of licenses, serial numbers; and 4) Effective date of assignment.
DataDirect Technologies	ODBC Oracle 7 Driver	Yes	4.1

Hummingbird	Exceed	Yes	Based on version purchased	Hummingbird retains ownership of all software and “licenses” the End Customer the “right to use” — there is actually no inherent equity for an End User to resell, or to transfer as part of a larger sale. In addition, the transferring of Licenses is not allowed without *specific* permission provided by Hummingbird. We do make provisions for the transfer of Licenses (or “right to use”) from time to time, but this becomes a negotiated, per project scenario that typically involves Upgrading Licenses and adding Maintenance as part of the arrangement.

Hyperion	Hyperion

Solutions

Microsoft	Enterprise Agreement Workstations - MS Office/Office Pro, upgrades to the operating system, back office client access licenses for NT/Windows 2000, Exchange, SMS, SQL, Site and SNA server.	Yes	Based on version purchased	Microsoft will negotiate this on a case by case basis; however, they are looking for volume. They will not negotiate on small quantities. Our EA is scheduled to be renegotiated in September of 2003.

Licenses can be transferred without written approval from Microsoft. We can supply a License Confirmation to the new entity for the exact number of licenses by product to be transferred. Original license must have been purchased under Alcoa’s Select agreement through our reseller, Softmart.
Microsoft	Select Agreement Products - Project, Visio, FrontPage, etc. as well as server products	Yes	Based on version purchased

N/A	FIRM II

NetManage	Chameleon/ViewNow	Yes	ViewNow 1.0.5.2 (not Windows 2000 compliant)	NetManage requires that a License Transfer Agreement form be submitted to them. They require the following: 1) Full corporate name and address of the assigning company; 2) Full corporate name and address of the assignee company; 3) NetManage software being transferred, part number, number of licensed copies and number of copies deployed; 4) Type of transfer; 5) Name of the agreement; 6) Effective Date of the agreement;

Oracle	Application Licenses	Yes	Based on version purchased	Must obtain written permission from Oracle in order to transfer the licenses.

Oracle	Database Licenses	Yes

Quest	TOAD	Yes		Quest requires a written request. An assignment letter will be processed.

Solutions Foundry	EMSolution 1.0	Yes

Symantec	Norton AntiVirus	Yes	Based on version purchased	Symantec License Transfer Request form must be submitted to Symantec. Will need the number of licenses to be transferred along with the name, address, city/state and contact information for the new company. The paperwork will need to contain both a signature from Alcoa as well as a signature from the new entity. Paperwork will be submitted by the Enterprise Software Licensing Team in Pittsburgh to the vendor. Original license must have been purchased under Alcoa’s Symantec Elite Agreement through our reseller, Softmart.

Veritas	Backup Exec w/Autoloader	Yes	9.0	Veritas requires that a License Transfer Request form be submitted to them. Veritas charges a fee of no less than 10% of the total value of the licenses today and has this approved by their VP to transfer the licenses. They require the following: 1) Explanation in detail as to why the licenses need to be transferred; 2) How software licenses obtained; 3) How licensed if obtained through Direct Sale with Veritas; 4) Original date of purchase; 5) Are the licenses currently under maintenance; 6) Name and address of reseller, if software purchased via reseller; 7) Veritas account rep’s name; 8) Where licenses will be located once transfer complete; 9) Full corporate name and address of assigning company; 10) Full corporate name and address of assignee company; 11) Name, Signature and Contact information of party submitting request; 12) Software License Detail (order no., product name, version no., location, serial no., and quantity. The License Transfer Request form (on Vnet) should be emailed to Licensetransfer@veritas.com.

WinZip	WinZip	Yes	8.1	Under most circumstances, WinZip does allow the transfer of licenses due to mergers, divestitures etc. It depends on the circumstances and the size of the transfer whether they require a three-signature transfer letter or a more simple e-mail transfer. Paperwork will be submitted by the Enterprise Software Licensing Team in Pittsburgh to the vendor.

Notes:

1.	Minimum total license value of $2500 required in all cases.

2.	The Enterprise Software Licensing Team in Pittsburgh will obtain approval from NADC prior to transferring any server licenses.

IT - 01 / Financial Systems

#	Product or Service provided	Description of modules / use	Provided by:	Action Required	Duration after dose	Named User/UserlD
FS1.0

FS1.1

FS1.2

FS1.3

FS1.4

FS1.5

	Oracle Software v 11 5.8	Accel Five,

FS2.0		- General Ledger	NADC	Analyze/synchronize/verify data between Oracle and standalone system	Minimum of 6 months	IT/accounting

FS2.2		- Requisition to Pay	NADC	Analyze/synchrunize/verify data between Oracle and standalone system	Minimum of 6 months	IT/accounting

FS2.4		- Accounts Payable	NADC	Analyze/synchronize/verify data between Oracle and standalone system	Minimum of 6 months	IT/accounting

FS2.5	Alcoa Direct	- View Check Issuance History	NADC	Download data/verify what new system needed	3 Months	Purchasing/Acct

	Invoice Imaging	- View Scanned Invoices	NADC	Download data/verify what new system needed	3 Months	Purchasing/Acct

	Alcoa Mall / Saqqara	- Supplier Catalogs / Blanket Orders	NADC	Download data/verify what new system needed	3 Months	Purchasing/Acct

	Discoverer / Oracle Reports	- Data From Oracle	NADC	Download data/verify what new system needed	3 Months	Purchasing/Acct

	AS400 Applications	ORDER ENTRY	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	All Users

FS3.0		PRODUCTION	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	All Users

FS3.1		PRODUCTION SCHEDULING	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 moths	All Users

FS3.2		BILL OF LADING	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	All Users

FS3.3		ACCOUNTS RECEIVABLE	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT/accounting

FS3.4		ACCOUNTS PAYABLE	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT/accounting

FS3.5		GENERAL LEDGER	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT/accounting

FS3.6		CUSTOMER	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	All Users

FS3.7		MENU	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	All Users

FS3.8		UTILITIES	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	All Users

FS3.9		INVOICING	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT/pricing

FS3.10		PERSONNEL	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT/HR

FS3.11		PURCHASING	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT/purchasing

FS3.12		TIME TRACKING	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	All Users

FS3.13		PAYROLL	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	All Users

FS3.14		GENERICS	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT/accounting

FS3.15		M&D	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT/accounting

FS3.16		DBU	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.17		RPGTOOLBOX	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.18		OS/400	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.19		T. L Ashford	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT/select plants

FS3.20		Hawkeye	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.21		TSLITOOLS?	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.22		CLIENT ACCESS	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	All Users

IT - 01 / Financial Systems

#	Product or Service provided	Description of modules / use	Provided by:	Action Required	Duration after close	Named User/UserlD
FS3.23		Communication Utilities	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.24		S/38 Utilities	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.25		Performance Tools	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.26		Query	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.27		TCP/IP Utilities	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.28		App. Dev. Tools	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.29		Anti-Virus	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.30		ROBOT	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.31		ACE	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

FS3.32		TAATOOLS	Knoxville Data Center	Migrate/test/verify on standalone system	Minimum of 6 months	IT

	Supplier Diversity	Classification of Vendors	NADC	Download data/verify what new system needed	3 Months	Purchasing

	Procurement Homepage	Procurement Metrics	NADC	Download data/verify what new system needed	4 Months	Purchasing

	Contract Builder	Templates	NADC	Download data/verify what new system needed	4 Months	Purchasing

	Capital e-Rfa System	Project Accounting / Spending Tracke	NADC	Download data/verity what new system needed	4 Months	Purchasing

FS3.5

IT - 02 / EH&S Systems

#	Product or Service provided	Description of modules / use	Provided by:	Action Required	Duration after close	Named User/UserlD
EHS1.0	Commercial MSDS	MSDSs for products manufactured or sold, describes hazards and protective measures, provided to customers with initial shipment and when hazard information changes, available on company internet and portal sites, available in multiple languages	NADC - Intranet	GGS EH&S and the new owners will have some influence in what will be required, other than those required by law

EHS2.0	Commercial labels	Labels for product packaging, identify contents, hazards, and protective measures, based on MSDS information	NADC - Intranet

EHS3.0	Vendor MSDS	MSDSs for products used in production and maintenance operations	NADC - Intranet

EHS4.0	Real Time Incident Management System	System for recording, analyzing, and reporting injury, illness, and injury free incident information and follow up actions; hours worked; contractor data; citations and inspections; available on company portal	NADC - Intranet

EHS5.0	Metric 5	System for recording and reporting quarterly activity on occupational health programs (IH, medical, ergonomics, noise, etc.), available on company portal	NADC - Intranet

EHS6.0	Environmental metrics	System for recording and reporting quarterly activity on environmental programs (air, waste, etc.), available on company portal	NADC - Intranet

EHS7.0	EHS Standards	Mandatory Alcoa Environmental. Health, and Safety standards, available on company portal	NADC - Intranet

EHS8.0	EHS Non-mandatory standards and guidelines	Non-mandatory Alcoa Environmental, Health, and Safety standards and guidance for compliance documents, available on company portal	NADC - Intranet

EHS9.0	Hygenius	Industrial hygiene database system for storing and analyzing exposure assessment sample data and other information	NADC - intranet

EHS10.0	EMSolution	Intranet template for environmental management system, available on company portal	NADC - Intranet

EHS11.0	Environmental Reporting System	System for recording, analyzing, and reporting environmental incident information and follow up actions, including non-compliance, spills, air emissions, etc., available on company portal	NADC - Intranet

EHS12.0	H&S Major Incident Log	System for recording and reporting details on Health and Safety Major Incidents, available on company portal	NADC -Intranet

EHS13.0	Environmental Major Incident Log	System for recording and reporting details on Environmental Major Incidents, available on company portal	NADC - Intranet

EHS14.0	FDA	System for recording product specifications, regulations, and other related information for FDA compliance, available on company portal	NADC - Intranet

EHS15.0	EHS ASATs	Self assessment protocols for auditing EHS programs, available on company portal	NADC - Intranet

EHS16.0	Import/Export	System for recording product specifications, regulations, and other related information for import/export compliance (need more info from Bill Nigro)	NADC - Intranet

EHS6.0

EHS6.0

EHS6.0

EHS6.0

EHS6.0

EHS6.0

IT - 03 / Extranet Systems

#	Product or Service provided	Description of modules /use	Provided by:	Action Required	Duration after close	Named User/UserlD
EXN1.0	Flexstor	Digital Asset Management solution	NADC	Migrate clients to new solution	?	ALL
EXN1.1
EXN1.2
EXN1.3
EXN1.4
EXN1.5

EXN2.0	External Web Site	External marketing communication	NADC	Migrate to new external site
EXN2.1
EXN2.2
EXN2.3
EXN2.4
EXN2.5
EXN2.6

EXN3.0	Alcoa E-Pay	Allows employees to view payroll information from any computer
EXN3.1
EXN3.2
EXN3.3
EXN3.4
EXN3.5
EXN3.6

EXN4.0	Alcoa Web Mail	Allows employees to access e-mail from WEB browser from any computer connected to internet	NADC	migrate to SGS Exchange
EXN4.1
EXN4.2
EXN4.3
EXN4.4
EXN4.5
EXN4.6

IT - 04 / HR Systems

HR1.0	People Soft		NADC	Analyze/synchronize/verify data between PeopleSoft and standalone system	Minimum of 6 months	All users
HR1.1
HR1.2
HR1.3
HR1.4
HR1.5
HR2.0
HR2.1

HR3.0	Benefits	http://resources.hewitt.com/alcoa/	NADC	SGS to provide a vendor to migrate to	0 Days	All Users

HR3.1		http //my.alcoa com/portal/communities/community.asp?UserID=261052&CommunityID=273 &CommPageID=-273
HR3.2
HR3.3
HR3.4
HR3.5
HR3.6

HR4.0	Remedy Web	Formal web based system for submitting HR/Payroll requests.	NADC	Could use Footprints or other HR-approved method	0 Days	All Users

HR5.0	Hourly Time Tracking	AS/400 based system for clock-in and job tracking	NADC	migrate to standalone system	6 Months	All Users

IT - 04 / HR Systems - Canada

HR6.0	E-time	Time and attendance software	SGS	SGS to provide internet communications	0 Days	All Canada

HR7.0	Payspecialist	Payroll Software	SGS	SGS to provide internet communication	0 days	All Canada

HR8.0	ADP	Pay check generation	SGS/ADP	SGS to provide Internet communication	0 days	All Canada

IT - 05 / Communications

COM1.0	E-Mail		NADC	Migrate to SGS Exchange	2 Months	IT/All users

COM2.0	Wireless Communications	Blackberry, wireless e-mail	NADC		2 Months	All Users

COM3.0	WAN	AT&T circuits	NADC	Moved into SGS name	0 days	All Users

COM4.0	Hardware leases	IBM, Cisco, Appliances	NADC	Moved into SGS name	3 Months	All locations

COM5.0	Long Distance	AT&T Long Distance	NADC	Negotiate New Rates for SGS	2 Months	All locations

COM6.0	Genesys Teleconferencing	Voice Conference Service	NADC	Negotiate New Rates for SGS	0 Days	All locations

COM7.0	Webex Desktop Conferencing	Web Presentation Service	NADC	Negotiate New Rates for SGS	0 Days	All locations

COM8.0	Equipment leases	Cisco/Network gear	NADC	Change owner of leases	3 Months	All locations

IT - 06 / IT Systems

IT1.0	Tipping Point	Tipping Point Unity One - 400 - IDS Management Server	NADC	Purchase SMS (Systems Management Server	0 Days	Raymece/Kieferj

IT2.0	Cisco ACS	Remote Access password handling	SGS	SGS to review current system and upgrade as necessary	0 Days	Raymece/Kieferj

IT3.0	Cisco Works	Cisco Monitoring/Management	SGS	SGS to review current system and upgrade as necessary	0 Days	Raymece/Kieferj

IT4.0	HP Openview	Network Monitoring	NADC	SGS to upgrade current system to provide realtime network monitoring	2 months	Raymece/Kieferj

IT5.0	Password Express	Software which allows users access to self-reset passwords	NADC	SGS to provide telephone numbers to all SGS users on who to call for password resets.	0 Days	All Users

IT6.0	Security Reports	Password status	NADC	SGS to install new system for reporting. Need information from NADC on what systems they use.	0 Days	All Users

IT6.1		Web Browsing
IT6.2
IT6.3
IT6.4
IT6.5
IT6.6

IT7.0	Web filtering	System to block non-business related web sites	NADC	SGS to install new web filtering and monitoring systems	0 days	All Users

IT8.0	E-mail filtering	System to filter/block spam mail	NADC	Evaluate and purchase new product	2 Months	All Users

IT9.0	Virus protection	Virus protection for desktops	NADC	migrate/install NAV for SGS	3 Months	All Users

IT9.1		Virus protection for servers	NADC	migrate/install NAV for SGS	3 Months	All Users

IT9.2		Virus protection for e-mail	NADC	migrate/install Virus protection system SGS	2 Months	All Users

IT10.0	Remote Patch Management	Install security patches on Microsoft based PC’s	NADC	Install system to manage/install patches. Need information from NADC on what systems/procedure they use.	0 Days	All Users

IT11.0	Remote program installation	System to install applications as needed	NADC	Install system to manage/install programs.	0 Days	All Users

Service Schedule 5

United States

Environmental, Health and Safety

1.	Schedule #: 5

2.	Functional Area: Environmental, Health and Safety

Start Date: 1-1-2006

End Date: 6-30-2006

3.	Summary of Services:

Alcoa will continue to provide the Purchased Business with the environmental, health and safety services listed in the table below in order to transition the SGS Business to SGS International, Inc. in accordance with the Agreement. SGS International, Inc. may terminate the services listed below at any time by advance written notice to Alcoa.

Service Name	Description/Other Matters
EHS Reporting & Tracking	Provide assistance, information and cooperation in connection with reporting, permit transfer and compliance and tracking compliance with all other environmental, health and safety laws, regulations and policies, including services from A. E. Schoedel as requested not to exceed 25%.

Environmental Consulting with respect to MCG	Provide assistance of R.M. Morosky or such other person as Alcoa deems appropriate with respect to known MCG remediation matter at Hull location

4.	Total Fees:

•	With respect to Environmental Services provided by A. E. Schoedel, SGS International, Inc. will pay a fee equal to 25% of A. E. Schoedel’s salary, benefits and related overhead costs incurred in support of SGS plus reasonable travel and expenses.

•	With respect to other Health and Safety services through GBS EHSS- North America the current rates in place for 2006, are as follows:

•	$100/hour + T&E at cost

•	$105/hour + T&E at cost for work requiring international travel

•	Travel time to be charged a $50/hour

5.	Project Manager:
Name: Dave T. Atherton
Title: Director of EHS, Procurement and Engineers
Phone: 502-634-5228
Email: dave.atherton@alcoa.com

Alcoa:

Name: R.M. Morosky

Title: Remediation

Phone:412-553-1859

Email: Ronald.Morosky@alcoa.com

Service Schedule 6

Payroll Transaction Processing

1.	Schedule #: 6

2.	Functional Area: Payroll

Start Date: January 1, 2006

End Date: March 31, 2006, unless Purchaser notifies Seller at least two weeks prior to the last day of the current payroll period that it intends to terminate these services.

3.	Summary of Services:

Seller will provide the Purchased Business with payroll services in order to support the transition of the Purchased Business to Purchaser in accordance with the Agreement.

a. Payroll Processing:

Payroll processing will be performed in a manner consistent with past practices and utilizing generally accepted hr/payroll practices and procedures. Processing will be based upon information authorized by Purchaser which shall include such information as is required by Seller to provide payroll processing services, including the employee’s legal name, address, Social Security number, job code, employee status, Form W-4 and appropriate state and local withholding tax information, base rate of pay, special payments, pay schedule and cycle, specified deductions, and any other data necessary to accurately pay an employee. All changes to such data must be approved and/or entered into the Peoplesoft HRMS system by the appropriate Purchaser personnel utilizing Seller’s policies and procedures currently in place. It is Purchaser’s responsibility to ensure that appropriate approvals relating to tax withholdings, deductions, and employees’ right to work are obtained and properly maintained for individual employees.

Service Name	Description/Other Matters.
Payroll Processing	Additional Terms of Payroll Transition Services:

Data/Information. Seller will provide Purchaser with the following information to aid Purchaser in transitioning acquired employees to systems maintained by Purchaser.

•      Conversion Data Extract File and Dictionary

•      Earnings Code List

Time and Attendance. Purchaser is responsible for electronically transmitting properly authorized time input and related information per Seller’s current procedures. It is Purchaser’s responsibility to ensure that appropriate

Exhibit A

systems, procedures, personnel, etc., are available and maintained to timely and accurately fulfill this requirement.

Deductions and Remittance. Specified deductions (TBD based upon final outcome of health and welfare transition services), and employee/employer taxes will be withheld per Purchaser approved authorization. Remittances, excluding employee/employer taxes will be made by Seller per current practices as authorized by Purchaser.

Tax Filing and Reporting. Seller will cause its third party vendor, ADP, to be responsible for the filing and reporting of all payroll taxes, returns, penalties, interest, and related information, which shall include but not be limited to Forms 940, 941, W-2; state, quarterly, and annual reconciliations; and returns as required by federal, state and local laws and regulations on behalf of Purchaser; provided, however, that subject to and without limiting the generality of the indemnification and limited liability provisions contained in this Agreement, Purchaser will indemnify Seller or its Affiliate against all damages, liability and costs resulting from the acts, errors and/or omissions of ADP related to this Agreement. Seller is responsible for penalties and interest for any return which was due prior to closing.

Seller is responsible for providing Purchaser, in Seller’s standard electronic format, sufficient information in order for Purchaser to comply with this section.

Payroll Check Delivery. Seller will make payroll payments for all employees after the Closing in the same manner as performed prior to the Closing (i.e. via both direct deposit and physical checks, as done prior to the Closing). Any physical checks produced will be mailed to a location designated by Purchaser for distribution by Purchaser to individual employees. Until Purchaser establishes its own payroll account, Purchaser will fund immediately to Seller the amount of the processed payroll for Purchaser, disbursed by Seller on behalf of Purchaser, to an account designated by Seller.

Supplemental Unemployment Benefits. Supplemental Unemployment Benefits will not be covered under this Agreement.

Checking Account. All checks written by Seller pursuant to payroll processing transactional services will be drawn on a checking account established and maintained by Seller (the “Checking Account”). Purchaser agrees to reimburse Seller by wire transfer to Seller’s designated account funds necessary to cover current pay period obligations two days prior to the established check or deposit payment date. Such reimbursements are to be

Exhibit A

made on a pay period basis and will be requested by Seller from Purchaser by the completion and submission of the applicable forms. Subject to and without limiting the generality of the indemnification and limited liability provisions contained in this Agreement, Purchaser will indemnify Seller or its Affiliate against all damages, liabilities and costs resulting from (i) insufficient funds transferred by Purchaser to Seller’s designated account for any Services, (ii) nonpayment, underpayment, overpayment or untimely payment to any payee do to a failure by Purchaser to provide information, (iii) fraud involving Seller’s checking account or Purchaser bank account by Purchaser or one of its employees, (iv) any alteration or counterfeiting of a check by Purchaser or one of its employees or (v) any check issued by Seller or its Affiliate being cashed by a person other than the payee or for an amount other than the amount for which it was issued.

Payroll Reports. Seller will provide Purchaser with reports on a pay period basis. Seller will not create any additional reports that it does not already prepare Purchaser or any other internal customers.

Timing/Data. In addition to those items outlined above, within a reasonable time prior to implementation of payroll process under this Agreement, Purchaser will provide to Seller, the following information:
• Legal name and complete mailing address of the company
• Name to be printed on paychecks
• Federal Employer Identification Number (FEIN)
• State Income Tax Identification Number
• Local Jurisdictions and Account Numbers
• State unemployment insurance number and experience rate
• Confirmation all earnings codes to be paid

4.	Total Fees:

a.	Payroll Processing:

•	Monthly administration and processing Fee: $50/employee/month. These payroll processing fees are for all services set forth in Paragraph 3, “Summary of Services”. Buyer and Seller agree to split 50/50 any third party consultant costs relating to the transitioning of like-kind payroll services to Buyer’s vendor. Seller agrees to pay 100% of third party consultant costs not directly related to the transitioning of like-kind payroll services to Buyer’s vendor.

•	Payroll Consulting Fee: $200.00 per hour. The payroll consulting fee is for any services provided by Seller to Purchaser that are not set forth in Paragraph 3, “Summary of Services”. Seller will only provide payroll consulting services after first obtaining the prior consent of Purchaser.

Exhibit A

5.	Project Manager:

Purchaser:

Name: Belinda Reis

Title: Accounting Supervisor

Phone: 502-634-5210

Email: Belinda.Reis@alcoa.com

Seller:

Payroll Processing:

Name: Jeff Seiffert

Title: Manager, HRMS Operations

Phone:412-553-2466

Email: Jeff.Seiffert@alcoa.com

Seller:

General Human Resources

Name: Donna Zigray

Title: HR Manager, M&A

Phone: 412-553-2439

Email: Donna.Zigray@alcoa.com

Exhibit A

Global Business Services

Financial Accounting Services

Europe

Service Level Agreement for Translation Locations

Southern Graphic Systems UK

L2639

FAS Standard Service Level Agreement	Page 1	01-Jan-2006

All Processes

PURPOSE:

The Financial Accounting Services (FAS) and the location agree to work together to provide low cost, high quality financial services for the location. It is the intent of this Agreement to define:

•	The specific responsibilities of the FAS to the location for services performed by the FAS

SERVICES:

The Services covered by this Agreement include:

•	General Ledger

SERVICE	FAS RESPONSIBILITY	LOCATION RESPONSIBILITY
Staffing	• Insure sufficiently skilled staff is available in the center.

FAS/Location Contacts	• Appoint a single point of contact for each process for each location.	• Appoint a single point of contact for each process.

Language	• Official language is English. Support local language requirements as required.

FAS Standard Service Level Agreement	Page 2	01-Jan-2006

All Processes

SERVICE	FAS RESPONSIBILITY	LOCATION RESPONSIBILITY
Computer Systems	• Maintain appropriate computer systems in a secure environment. Insure data integrity and recoverability.	• Work with FAS to resolve audit issues.

Application Software

Maintain application software including:

•      Maintain application security including passwords, user additions/deletions & changing responsibilities.

•      Maintain system configuration to support location operating environment.

•      Perform software upgrades and enhancements. Monitor technological improvements and customer requirements.

• Participate in training.

G/L Management

Maintain the General Ledger including:

•      Maintain COA non-common segment values -department, sub-account, sub-element and other.

•      Open and close ledger accounting periods.

•      Maintain common accounting calendar.

•      Prepare and communicate closing checklists.

•      Maintain process for transmitting data to GDW.

•      Maintain exchange rate tables.

• Utilize European common segment values or supply BU specific segment values. • Participate in the development of the closing checklist for the location.

FAS Standard Service Level Agreement	Page 3	01-Jan-2006

All Processes

G/L Processing	• Prepare agreed journal entries. Process manual, recurring and reversing journal entries.	• Map all local accounts used to Alcoa’s 32-digit code-block, and insure mapping is maintained.
	• Perform all steps on closing checklist specific to the location.	• Prepare agreed journal entries. Provide these to FAS using ADI/webadi tool in a timely manner.
	• Perform monthly account balance translation from functional currency to U.S. dollars.	• Assist FAS in gaining understanding of journal entries to pursue objective of all journal entry preparation being performed by FAS.
• Transmit closing data file to Pittsburgh.
	• Perform all year-end processing.	• Meet the closing schedule, and communicate to FAS if deviations occur.
• Develop location-specific closing checklist for local processes as necessary.
• Authorize FAS to release file to Pittsburgh.
• Perform ledger-to-ledger reconciliation

PROPERTY ACCOUNTING SERVICES

SERVICE	FAS RESPONSIBILITY	LOCATION RESPONSIBILITY
Fixed Assets	• No services provided
Project Accounting

FAS Standard Service Level Agreement	Page 4	01-Jan-2006

All Processes

GBS Expert Services Agreement Template Rev. 1.5

GBS Expert Services Agreement

This Expert Services Agreement stands as a GBS/Customer agreement to describe project or expert services offered by GBS to its business customers.

Agreement Information

Agreement Number:

Start Date:	End Date:
GBS Process Area:	Region:
Revision Number:	Revision Date:
Revised By:	Expiration Date:	2006-06-30

Requested Service

Service Name:	Service Owner:
Service Description:

Customer Information

Customer Name:	Role:
ESA Scope:	BU / RU:

Accountabilities

Service Provider:

Customer:

Expected Performance Outcomes

Business Objective:
Metric(s):

Price	Pricing Type:

LBC/Dept:	Benchmark Price:
Unit Price:

Total Price:	Project Number:

Sign-off

Requesting Customer:	Date:
Customer Approver:	Date:
GBS Service Owner:	Date:
GBS Budget Owner:	Date:

GBS Expert Services Agreement Template Rev. 1.5

Addendums

Linked or Attached
Documents:

GBS Expert Services Agreement Template Rev. 1.5

Additional Information

GBS Expert Services Agreement Template Rev. 1.5

GBS Expert Services Agreement

This Expert Services Agreement stands as a GBS/Customer agreement to describe project or expert services offered by GBS to its business customers.

Agreement Information

Agreement Number:

Start Date:	End Date:
GBS Process Area:	Region:
Revision Number:	Revision Date:
Revised By:	Expiration Date:	2006-06-30

Requested Service

Service Name:	Service Owner:
Service Description:

Customer Information

Service Name:	Role:
ESA Scope:	BU / RU:

Accountabilities

Service Provider:

Customer:

GBS Expert Services Agreement Template Rev. 1.5

Expected Performance Outcomes

Business
Objective:
Metric(s):

Price

LBC/Dept:	Pricing Type:
Unit Price	Benchmark Price:

Total Price:	Project Number:

Sign-Off

Requesting Customer:	Date:
Customer Approver:	Date:
GBS Service Owner:	Date:
GBS Budget Owner:	Date:

Addendums

Linked or Attached:
Documents:

GBS Expert Services Agreement Template Rev. 1.5

Additional Information

GBS Service Level Agreement Template Rev. 1.5

GBS Service Level Agreement

This Service Level Agreement stands as a GBS/Customer agreement to describe on-going support or transactional services offered by GBS to its business customers.

Agreement Information

Agreement Number:

Start Date:	End Date:
GBS Process Area:	Region:
Revision Number:	Revision Date:
Revised By:

Service

Service Name:	Servicppe Owner:
Service Description:

Customer Information

Customer Name:	Role:
SLA Scope:	BU / RU:

Accountabilities

Service Provider:

Customer:

Expected Performance Outcomes

Business
Objective:
Metric(s):

Price

LBC/Dept:	Pricing Type:
Unit Price :	Benchmark Price:
Total Price:	Project Number:

GBS Service Level Agreement Template Rev. 1.5

Sign-Off

Requesting Customer:	Date:
Customer Budget Approver:	Date:
GBS Service Owner:	Date:
GBS Budget Owner	Date:

Addendums

Linked or Attached Documents

GBS Service Level Agreement Template Rev. 1.5

Additional Information

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is entered into by and between:

(i)	ASESORIA MEXICANA EMPRESARIAL, S. de R.L. de C.V., represented herein by Eduardo Ramirez Flores in his capacity as legal representative (“AME”);

(ii)	SOUTHERN GRAPHIC SYSTEMS MEXICO, S.A. DE C.V., represented herein by [_____confirm_________] in his capacity as legal representative (“SGSM”)

General Ledger and Financial Reporting

We AME propose to provide General Accounting and Financial Reporting Services to SGSM using the EBS general ledger, Mexican set of books, in Alcoa’s North American instance. However, we will not go beyond using functionality for journal entries and foreign currency translation using Oracle’s multi-currency functionality. Thus, we would simply receive a monthly Mexican peso trial balance, map it into the Alcoa EBS chart of accounts, post a monthly entry and translate into U.S. dollars.

Scope of services

Our proposal assumes that your local accounting firm will continue to record original transactions, perform account reconciliation, etc., and that our only involvement under this proposal is to receive your monthly trial balance, review it for reasonableness, perform the mapping to the Alcoa chart or accounts, enter the monthly information into the Oracle EBS instance and perform the translation into U.S. dollars.

Terms and Conditions.

This Agreement shall be in full force and effect until July 1st, 2006. After the Initial Term, either party may terminate this Agreement by giving the other party a written notice of termination, which termination shall be effective 30 (thirty) calendar days after the non-terminating party receives the corresponding notice.”

Compensation

As compensation for the performance of the Services, SGSM shall pay AME the fees set forth in Exhibit A (the “Service Charges”) each month, plus the corresponding value added tax (IVA) when applicable. The parties may from time to time modify the Services Charges by means of a written agreement.

The payment by SGSM shall be made monthly within ten (10) calendar days of AME’s invoice, to the account designated by AME.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on December 30, 2005.

ASESORÍA MEXICANA		SOUTHERN GRAPHIC SYSTEMS
EMPRESARIAL, S. DE R.L. DE C.V.		MEXICO, S.A. DE C.V.

By:	Mr. Eduardo Ramirez Flores	By:
Title:	Legal Representative	Title:	Legal Representative

APPENDIX A

General Accounting Service Level Agreement

Definition of Service: The general accounting process includes account maintenance, standard use of accounts, processing of sub-system journals, intercompany processing and standard closing process. The general accounting process does not include product costing or inventory accounting transactions.

Classification of Services (Based on EBS Optimized GA Process)

Note: A short Description of each sub-process is available in the Appendix. For detailed process descriptions and flows, refer to Oracle GA Tutor Documentation available on the Alcoa Intranet site at http://intranet.alcoa.com/ebs.

Customer Support	Chart of Accounts	Processing Transactions	Closing	Process Control
Internal Inquiries	Value Maintenance	Sub-system journals (Oracle and legacy)	IICS close at 7:00pm LCD	Application support

Application Security	Maintain mapping tables	Intercompany transactions	Ledger close at 6:00pm 1WD	Disaster recovery

Request and approve application access	Reverse mapping to EBS COA		Final transmission to GDW
Successful processing by GDW

FSS Reporting (Metrics)	1st Quintile (Metrics) Profile		Rate per Hour	Estimated Hours	Total
% Recurring /Automated Journals	90% Automated	Senior Accountant	$35.00 Per hour	6	$210
Ledger closing time	8 hours	Manager	$50.00 Per hour	1	$50

		Total		7	$260